Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10(G)

                         2006 MICANOL LICENSE AGREEMENT

THIS AGREEMENT, made and entered into as of this 30 day of January 2006 by and between Winston Laboratories, Inc., a Delaware Corporation located at 100 Fairway Drive, Suite 134, Vernon Hills, Illinois 60061 (hereafter referred to as "Winston") and Sirius Laboratories, Inc., an Illinois corporation located at 100 Fairway Drive, Suite 130, Vernon Hills, Illinois 60061 (hereinafter referred to as "Sirius") and:

                                WITNESSETH THAT:

     WHEREAS, Winston and Sirius entered into a License Agreement dated February 12, 2004 (the "2004 License Agreement"), which terminates automatically on January 31, 2006, and Winston and Sirius mutually desire to enter into a new Agreement herein.

     WHEREAS, Winston desires to grant and Sirius desires to obtain an exclusive license to the Products referred to herein, and to all Proprietary Rights in the Territory as hereinafter defined.

     NOW, THEREFORE, in consideration of the premises and mutual benefits to be derived hereunder, Winston and Sirius agree that each intending to be legally bound, hereby agree as follows:

                             ARTICLE 1 - DEFINITIONS

     For the purpose of this Agreement, the following terms shall be defined as follows:

     1.1 "Affiliate(s)" shall mean an entity (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Winston or Sirius respectively, (ii) which beneficially owns or holds [c.i.] percent ([c.i.]%) or more of any class of the Voting Stock of Sirius or Winston, respectively, or (iii) [c.i.] percent ([c.i.]%) or more of the Voting Stock (or in the case of a Person which is not a corporation, [c.i.] percent ([c.i.]%) or more of the equity interest) of which is beneficially owned or held by Sirius or Winston, respectively. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of Voting Stock, by contract or otherwise.

     1.2 "Confidential Information" shall mean any and all written information, know-how and data, technical and/or non-technical, designated as confidential and which relates to Products (or the manufacture or use thereof) or Proprietary Rights.

     1.3 "Effective Date" shall be February 1, 2006.

     1.4 "Exclusive License" shall mean a license whereby Sirius's rights in the Territory shall be sole and entire and shall operate to exclude all others including Winston.

     1.5 "Improvements" shall mean all improvements, modifications, line extensions, including a shampoo containing anthralin, or adaptations to any part of the Products which have been formulated in a stable form and are intended to enhance the performance of any of the Products or which might be of commercial interest in the manufacture, supply or other dealings of or in the Products.

     1.6 "Minimum Royalty" shall have the definition set forth in paragraph 3.3.

     1.7 "Net Sales" shall mean the gross receipts from sales of Product to third parties less deductions for (i) [c.i.] and any other [c.i.]; (ii) [c.i.]; and (iii) [c.i.] shall be [c.i.] from computation of Net Sales, but Net Sales shall [c.i.].

     1.8 "Products" or "Product" shall mean all products and all Improvements of such products containing anthralin, owned, controlled or licensed by Winston or all Improvements of

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

such Products by Sirius, either currently marketed or which could be marketed, including the existing Psoriatec Product.

     1.9 "Proprietary Rights" shall mean any and all intellectual property rights, including without limitation, patent rights and the Trademarks, in, to, or covering the Products (including without limitation Improvements), and their composition, their manufacture or their use in the Territory, including but not be limited to inventions, ideas, know-how, technology and trade secrets.

     1.10 "Quarterly Period" shall mean each of the periods ending on the last day of April, July, November and January during the term of this Agreement.

     1.11 "Royalty Year" shall mean the twelve-month period from February 1 to January 31.

     1.12 "Territory" shall mean the United States of America and its territories.

     1.13 "Trademarks" shall mean the trademarks, brief particulars of which are set forth in Annexes I and II.

                       ARTICLE 2 - LICENSE; REPRESENTATION

     2.1 During the term of this Agreement, Winston hereby grants to Sirius and its Affiliates an Exclusive License under the Proprietary Rights owned or controlled by Winston in the Territory, to make, have made, use, market, sell and distribute the Products. During the term of this Agreement, Sirius may not grant sublicenses to the Products in the Territory without Winston's prior written consent.

     2.2 Winston hereby represents and warrants to Sirius and its Affiliates that it has not licensed, granted, sold, placed any lien upon or otherwise transferred any rights to the Products or any Proprietary Rights which at any time have been held by Winston, other than to Sirius

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

under this or a previous agreement with Sirius.

                    ARTICLE 3 - ROYALTIES AND PURCHASE OPTION

     3.1 As to Products licensed to Sirius pursuant to Article 2, Sirius shall pay Winston a royalty equal to 25% of Net Sales of Product sold by Sirius and its affiliates in the Territory for the first $1,000,000 in yearly Net Sales and 15% on all Net Sales exceeding $1,000,000 each year for the entire term of this Agreement, subject to the minimum royalty provisions contained in paragraph 3.2 below.

     3.2 In the event that earned royalties payable to Winston under Section 3.1 of this Agreement shall fail to amount to the Minimum Royalty, as defined below in Section 3.3 of this Agreement, in any Royalty Year, Sirius [c.i.] and [c.i.]; provided however in the event any Product sold by Sirius hereunder in any Royalty Year is subject to Competition from a newly introduced Generic Product, then in the event the earned royalty does not meet the Minimum Royalty, [c.i.] and [c.i.] with respect to such Royalty Year. "Competition" shall be deemed to exist if [c.i.] after the [c.i.], the total unit sales of the Product by Sirius [c.i.] compared to the [c.i.] sales of the Product. "Generic Product" shall mean a [c.i.] anthralin cream product that [c.i.], or is represented to the trade [c.i.], Product.

     3.3 The Minimum Royalty shall be three hundred thousand ($300,000) each Royalty Year, payable [c.i.] as per Article 6.1 of this Agreement.

     3.4 Between from [c.i.] and until [c.i.] (so long as the Minimum Royalty for 2006 exceeds [c.i.] of the Net Sales for the calendar year 2006), on the one hand, and also from [c.i.] and until [c.i.], on the other hand, Sirius, [c.i.], can purchase from Winston all rights to Products

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
for a cash payment [c.i.] (a) [c.i.] or (b) [c.i.]. If Sirius does not [c.i.] during either such time period specified above, Winston will then [c.i.]. Sirius may [c.i.] by given written notice to Winston of such exercise within such time periods together with remitting the applicable payment to Winston. Upon Sirius making such payment to Winston, this Agreement shall terminate and (X) Sirius shall be assigned by Winston and Sirius shall own all right, title and interest in and to Product and the Proprietary Rights which had been licensed to Sirius hereunder, and (Y) Sirius shall owe Winston no further amounts or royalties regarding the Products whatsoever, and (Z) Winston agrees to execute such documents, make such filings and take such other actions as are necessary or useful to give full effect to all of the foregoing. If the later of the two option dates described in this Article 3.4 has not been exercised by such time, this Article 3.4 shall survive the expiration of this Agreement under Article
10.1 and continue pursuant to its terms. However, this Article 3.4 shall terminate in its entirety in the event of a termination of this Agreement under
Article 10.2 occurring prior to the exercise of an option described in this
Article 3.4.

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

                              ARTICLE 4 - PROMOTION

     4.1 During the term of this Agreement, Sirius agrees to [c.i.] to maintain trade distribution of the Products.

                              ARTICLE 5 - INVENTORY

     5.1 Sirius shall be responsible for the production and manufacturing of all Product inventory sold and distributed under the Agreement. Upon termination of this Agreement Sirius shall [c.i.] and [c.i.] to Winston [c.i.]. Winston shall not be [c.i.] any [c.i.] or [c.i.] with an expiration date that is within [c.i.] of the [c.i.] of such inventory by Winston from Sirius.

                        ARTICLE 6 - PAYMENTS AND RECORDS

     6.1 On or before the last day of February, May, August and November of each year during the term of this Agreement, Sirius shall provide Winston with a complete written statement ("Report") showing the [c.i.]. Each Report shall specify the [c.i.] and [c.i.], together with [c.i.] which shall have [c.i.]. The [c.i.] sold shall be [c.i.] in (i) [c.i.], and (ii) [c.i.]. Sirius shall include with this Report a [c.i.] to Winston [c.i.].

     In the event Sirius or its affiliates [c.i.] in accordance with this
Section 6.1, then Sirius shall [c.i.] at the rate of [c.i.] percentage points over the [c.i.] from the date [c.i.] is due.

     6.2 During the term of this Agreement and for a period of [c.i.] years after termination, Sirius shall keep true records and books of accounts of all operations subject to this

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

Agreement, including all data necessary for calculation of royalties payable to Winston hereunder, and shall permit such records and books of account to be examined, from time to time, during the regular business hours by a Certified Public Accountant to such extent as may be reasonably necessary for Winston to determine the accuracy of such calculation.

                       ARTICLE 7 - PATENTS AND TRADEMARKS

     7.1 It is agreed and understood that all of Winston's copyrights and trademarks used in conjunction with Products including literature, trade dress and labeling, is and shall remain the property of Winston.

     7.2 It is agreed that upon termination of this Agreement, Sirius shall assign to Winston, [c.i.], all trademarks owned by Sirius solely relating to the Products, including those listed in Annex II of this Agreement.

               ARTICLE 8 - GENERAL LIABILITY AND PRODUCT LIABILITY

     8.1 Sirius and its Affiliates shall indemnify, defend and hold Winston and its Affiliates harmless against any and all [c.i.] including [c.i.], which Winston or its Affiliates may hereinafter incur, suffer or be required to pay in respect of any claims arising out of [c.i.] or [c.i.] under any [c.i.] or [c.i.] following Sirius's completed purchase from Winston of the rights to the Products and which results in [c.i.] of any person or animal caused or alleged to have been caused by the use, sale, or manufacture of the Products by Sirius or its Affiliates. This obligation shall survive expiry or any termination of this Agreement.

     8.2 Sirius shall [c.i.] maintain with a reputable insurance company during the life of this Agreement, and for the duration Sirius continues to market Products following termination of this Agreement and for up to [c.i.], appropriate product liability insurance covering the

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
 warehousing, use, distribution, marketing, promotion and sale of the Products, such insurance to provide cover to the extent required by local laws or pharmaceutical industry practice, whichever is the higher, but in any case [c.i.] dollars (US [c.i.]). Upon request of Winston, Sirius shall provide Winston with a copy of the policy under which such insurance cover is provided together with a copy of the most recent renewal receipt.

                      ARTICLE 9 - CONFIDENTIAL INFORMATION

     9.1 Winston and Sirius expressly acknowledge and agree that the Confidential Information is highly valuable confidential and trade secret information of each of the parties, and that the unauthorized disclosure by Winston or Sirius of any part of the Confidential Information would cause substantial and irreparable injury to the other party.

     9.2 Winston and Sirius shall both use their reasonable efforts and diligence to safeguard the Confidential Information of the other party and to protect it against disclosure, misuse, espionage, loss and/or theft. Neither Winston nor Sirius shall disclose any of the Confidential Information of the other party to any third party other than an Affiliate or marketing partner or a prospective alternative supplier of the Products, except pursuant to confidentiality agreements which impose no lesser obligations of confidentiality than those set out in this Agreement. Neither Winston nor Sirius shall use any of the Confidential Information of the other party except as permitted by this Agreement. If either party is required by law or court order to disclose any Confidential Information, it shall: (i) notify the other party in writing as soon as possible, but in no event less than [c.i.] prior to any such disclosure, if practicable; and (ii) use [c.i.] to preserve the confidentiality of such Confidential Information consistent with applicable law and to limit any such disclosure to the minimum disclosure necessary to comply

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

with such law or court order. Notwithstanding anything to the contrary contained herein, Winston or Sirius may, if necessary for purposes of filing for, obtaining or maintaining regulatory approval of a Product or if otherwise required by governmental authority, disclose Confidential Information to a governmental authority for such purposes or if so required; provided, however, that either party shall (i) notify the other party in writing no less than [c.i.] prior to any such disclosure, if practicable, of the purpose for, and Confidential Information to be included in, such disclosure; and (ii) take all steps [c.i.] to limit any such disclosure as shall be reasonably necessary or required and to request such governmental authority to maintain the confidentiality of any information so disclosed.

     9.3 The obligations of this Article 9 do not apply to any information that:
(1) is or becomes publicly known or publicly disclosed or in the public domain through no fault of the receiving party; (2) is already known to the receiving party at the time of disclosure; (3) is independently developed by the receiving party without the use of the information provided by the disclosing party; or
(4) is received by the receiving party from a third party under no obligation of confidentiality to the disclosing party.

     9.4 Notwithstanding the foregoing confidentiality obligations, Sirius shall not be deemed to have disclosed Confidential Information of Winston due to the fact that such Confidential Information can be discerned from a Product, either through reverse engineering or observation or due to the nature of the Product itself.

     9.5 The obligations of this Article 9 shall survive any termination or expiration of this Agreement and remain in full force and effect.

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                                  Page 9 of 16

                            ARTICLE 10 - TERMINATION

     10.1 Unless terminated earlier as provided in this Article 10 or under
Section 3.4, this Agreement shall expire on January 31, 2008, unless extended by mutual written consent of both parties.

     10.2 Either party may terminate this Agreement upon the occurrence of any of the following by giving the other party [c.i.] days' written notice:

          (i) Upon or after bankruptcy, insolvency, or dissolution of the other party (except upon merger into a surviving corporation); or

          (ii) Upon or after the material breach of any provision of this Agreement by the other party if the breach is not cured within [c.i.] days after written notice thereof to the party in default.

     10.3 In the event of termination under Article 10.2: (a) all Confidential Information supplied by either party to the other shall be returned forthwith to the originating party; (b) the Proprietary Rights licensed to Sirius hereunder shall forthwith rest with Winston; and (c) Winston agrees that it shall not use the name or designation of Sirius or any of its Affiliates or, subject to
Section 7.2, any trademark owned or controlled by Sirius or any of its Affiliates, in any marketing, promotional or sales activities relating to the Products.

     10.4 Termination shall not extinguish any rights or obligations of the parties which accrued prior to termination or either party's rights under
Section 3.4.

                      ARTICLE 11 - MISCELLANEOUS PROVISIONS

     11.1 Notice - Except as otherwise expressly provided herein, any notice, consent or document required or permitted hereunder shall be given in writing and it or any certificates or

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

other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or upon facsimile transmission (with receipt confirmed by telephone), or on the third Business Day after being sent by United States certified or registered mail (postage prepaid, return receipt requested) or the seventh Business Day after being sent by international certified or registered airmail (postage prepaid, return receipt requested). Such certificates, documents or notice may be personally delivered to an authorized representative of Sirius or Winston (as the case may be) at any address where such authorized representative is present and otherwise shall be sent to the following address:

          If to Winston: Winston Laboratories, Inc.
                         100 Fairway Drive, Suite 134
                         Vernon Hills, Illinois 60061
                         Facsimile No.: (847) 362 8394
                         Attn: Joel E Bernstein, MD

          If to Sirius:  Sirius Laboratories, Inc.
                         100 Fairway Drive, Suite 130
                         Vernon Hills, Illinois 60061
                         Facsimile No.: (847) 968-2484
                         Attn: Frank Pollard

     11.2 Entire Agreement - This Agreement (including the schedules and exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties, and supersedes any and all prior agreements and understandings relating to (a) the license, purchase or sale of the Products or Proprietary Rights and (b) the subject matter of this Agreement and the transactions contemplated thereby.

     11.3 Governing Law - This Agreement shall be interpreted, construed and enforced in accordance with the laws of the [c.i.]. Jurisdiction for any legal action brought under this Agreement will be in the [c.i.] and both parties agree not to contest such jurisdiction.

     11.4 Force Majeure - The failure of either party to perform any term of this Agreement when caused by or resulting from fire, floods, embargoes, government regulations, wars, acts of

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

war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, job actions, acts of God, or any other cause beyond the control of such party, and which is a result thereof, shall not constitute a default or breach under any term of this Agreement.

     11.5 Successors and Assigns - This Agreement shall be binding upon and inure to the benefit of Winston and its successors and assigns and shall be binding upon and inure to the benefit of Sirius and its successors and assigns; provided, however, that neither party shall assign this Agreement or any of its respective rights, duties or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that Sirius may assign this Agreement to its Affiliates. A merger or acquisition involving Sirius or any of its Affiliates shall not be deemed to be an assignment.

     11.6 Severability - Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared that the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid or unenforceable. The parties shall endeavor to carry out the purpose of the invalid or unenforceable portion to the extent permitted by law.

     11.7 Survival - Articles 7, 8 and 9 and any other provisions required to interpret and enforce the parties' rights and obligations under this Agreement shall survive the termination of this Agreement to the extent required for full observation and performance of this Agreement by the parties in accordance with its terms.

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



     11.8 Arbitration. In the event of any dispute or difference arising out of or relating to this Agreement, the parties hereto shall use their best endeavors to settle such dispute or differences. To this effect they shall consult and negotiate with each other, on good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all parties. If they do not reach such a solution within a period of [c.i.] days after notice by one party to the other, then the disputes or differences shall be finally settled by arbitration in accordance with Rules of [c.i.]. The arbitration shall be conducted by [c.i.] selected and agreed by the parties hereto, or, in the event that the parties are not able to agree on the selection of [c.i.] will be appointed by the American Arbitration Association. The arbitration shall take place in [c.i.]. The arbitration award [c.i.] on the parties, [c.i.] and shall deal with the question of the costs of arbitration and all matters related thereto. Judgement upon the award rendered may be entered in any court having jurisdiction.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate the day and year first above written.

WINSTON LABORATORIES, INC.              SIRIUS LABORATORIES, INC.


By: /s/ Joel E. Bernstein               By: /s/ Garry Barnes
    ---------------------------------       ------------------------------------
Title: CEO                              Title: President & CEO
Date: 1/30/06                           Date: 1/30/06

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

                                     ANNEX I

                                 U.S. TRADEMARKS

Trademark    Number   Class    Next renewal date
---------   -------   -----   ------------------
Micanol     2003319     5     September 24, 2006

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                                 Page 15 of 16

                                    ANNEX II

                           TRADEMARKS OWNED BY SIRIUS

Trademark    Number   Class   Next renewal date
---------    ------   -----   -----------------
Psoriatec   2780636    005     November 4, 2013

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                                 Page 16 of 16